SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2018 (February 12, 2018)

CALMARE THERAPEUTICS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1376 Kings Highway
Fairfield, CT 06824
(Address of principal executive offices)
203-368-6044
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.	Unregistered Sales of Equity Securities

On February 12, 2018, the Registrant issued 1,400,000 shares of common stock of the Registrant (“Common Stock”) as payment for consulting services as provided in the Consulting Agreement by and between the consultant and the Registrant dated October 1, 2017.

On February 12, 2018, the Board of Directors of the Registrant approved and the Registrant issued 713,438 shares of Common Stock to an independent contractor as payment for one-half the fees owed, but unpaid, for services performed by the independent contractor for the Registrant under the Letter Agreement between the independent contractor and the Registrant, dated March 18, 2011. The shares were issued at a price of $0.11 per share, which was the closing market price on February 9, 2018, the last business day prior to the date of issuance.

On February 12, 2018, Peter Brennan, Chairman of the Board of Directors of the Registrant, exercised Common Stock Purchase Warrants (the “Warrants”) for the following shares of Common Stock and at the following exercise prices: (i) 411,765 shares of Common Stock at an exercise price of $0.60, (ii) 123,530 shares of Common Stock at an exercise price of $0.60, (iii) 1,411,764 shares of Common Stock at an exercise price of $0.125, (iv) 1,882,352 shares of Common Stock at an exercise price of $0.13, and (v) 764,706 shares of Common Stock at an exercise price of $0.13, for an aggregate of 4,594,117 shares of Common Stock and an aggregate exercise price of $841,765.04. Mr. Brennan paid for the exercise price of the Warrants by forgiving $841,765.04 of the principal amount owed to him by the Registrant under Promissory Notes issued by the Registrant to Mr. Brennan.

On February 12, 2018, Conrad Mir, Chief Executive Officer of the Registrant, exercised 1,000,000 options (the “Options”) to purchase shares of Common Stock at an exercise price of $0.08 per share, for an aggregate exercise price of $80,000. Mr. Mir paid for the exercise price of the Options with a portion of the accrued but unpaid salary that is owed to him by the Registrant. The options were originally issued to Mr. Mir on October 1, 2013, when he was hired as Chief Executive Officer of the Registrant. 200,000 of these options vested and first became exercisable on each of October 1, 2013, October 1, 2014, October 1, 2015, October 1, 2016 and October 1, 2017, respectively.

On February 12, 2018, pursuant to bonuses approved by the Board of Directors of the Registrant on May 1, 2017, the Registrant issued (i) 400,000 shares of Common Stock to an individual in consideration for work performed in 2016 on behalf of the Registrant, (ii) 333,333 shares of Common Stock to Thomas P. Richtarich in consideration for work performed in 2016 by Mr. Richtarich as Chief Financial Officer, on behalf of the Registrant, and (iii) 180,444 shares of Common Stock to a third individual in consideration for work performed in 2016 on behalf of the Registrant.

The above issuances were completed in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”).  These transactions qualified for exemption from registration because (i) the Registrant did not engage in any general solicitation or advertising to market the securities; (ii) each purchaser was provided the opportunity to ask questions and receive answers from the Registrant regarding the Registrant and the issuance; (iii) the securities were issued to persons with knowledge and experience in financial and business matters so that he or she is capable of evaluating the merits and risks of an investment in the Registrant; and (iv) the recipients received “restricted securities” that include a restrictive legend on the certificate, which restricts the shares from being transferred except pursuant to a registration statement that is effective with the SEC or pursuant to an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 16, 2018                                                                         Calmare Therapeutics Incorporated

By: /s/ Conrad Mir

Conrad Mir

Chief Executive Officer